AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION on _________
                                                    Registration No.____________

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 WATERCHEF, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                                86 - 0515678
(State or other jurisdiction                                       (IRS Employer
of Incorporation or Organization)                                 Identification
                                                                         number)

                 1007 GLEN COVE AVENUE, GLEN HEAD NEW YORK 11545
          (Address of Principal Executive Offices, including zip code)

                            STOCK GRANTS PURSUANT TO
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                           (Full Title of the Plan(s))

                             DAVID CONWAY, PRESIDENT
                                 WATERCHEF, INC
                              1007 GLEN COVE AVENUE
                               GLEN HEAD, NY 11545
                     (Name and Address of Agent for Service)

                                 (516) 656 0059
          (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF          AMOUNT       PROPOSED         PROPOSED               AMOUNT OF
TO BE             TO BE         MAXIMUM          MAXIMUM            REGISTRATION
REGISTERED      REGISTERED   OFFERING PRICE     AGGREGATE                FEE
                              PER SHARE (1)  OFFERING PRICE (1)

--------------------------------------------------------------------------------

Common           793,360        $0.1970         $156,360                  $43.47
Stock $.001
Par Value
--------------------------------------------------------------------------------
                                                  TOTAL                   $43.47

================================================================================

Note                (1)  Estimated  solely for the  purpose of  calculating  the registration fee, pursuant to Rule 475(c) under the Securities Act of 1933, as amended on the basis of the Registrant's common stock bid price at the time that compensatory to consultants were paid with the registrant's common stock in lieu of cash payment.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The documents containing the terms of consulting and registrant's product advertising services has been approved by the Registrant's officer and the Board of Directors and are defined in the Registrant's Board of Directors Resolution. (See Exhibits). In accordance with the Rules and Regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either in part of this Registration Statement or as Prospectuses or Supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

ITEM 3.         INFORMATION OF  DOCUMENTS BY REFERENCE

         The documents listed in (a) through (b ) below had been filed by Registrant with the Commission and are incorporated herein by reference.

     (a) The Registrant's Annual Report on Form 10K-SB for the year ended December 31, 1999.

     (b) The Registrant's 10Q-SB for the quarter ending March 31, 2000

     (c) All (if any) reports filed by the Registrant, pursuant to Section 13(a) and 15 (d) of the Securities Exchange Act of 1934, as amended ( the "Exchange Act").

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934, (the "Exchange Act") prior to the filing of a post-effective amendment which will indicate that all securities hereby have been sold, or which de-registers securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES

                      Not Applicable.

ITEM 5.           INTERESTS OF NAMES EXPERTS AND COUNSEL.

                      Not Applicable

ITEM 6.         INDEMNIFICATION OF OFFICERS AND DIRECTORS

      As permitted by the Delaware General Corporation Law ("DGCL"), a corporation shall, to the fullest extent permitted by the DGCL, indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgements, fines, and amounts paid in settlement in connection with any specified threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the corporation) is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     Article Eighth of the Registrant's Restated Certificate of Incorporation amended October 24, 1991 provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by DGCL.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

                Not Applicable

ITEM 8.         EXHIBITS

ITEM NO.                     DESCRIPTION.

4.1              Copy of Resolution of the Board of Directors dated May 31, 2000

5. Opinion of Beckman, Millman & Sanders LLP., special counsel for the Company, dated June 9, 2000 relating to the issuance of the Shares and that the Shares are being registered pursuant to the Registration Statement.

24.2 Consent of Feldman, Sherb, Horowitz P.C. to utilize independent auditor's report dated April 6,2000.

Item 9.          Undertakings

      (1) The undersigned Registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (b) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof;

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the Registrants annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and therefore may be un-force able. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Glen Head, State of New York on this 24 th day of May, 2000.

                                            WaterChef, Inc.

                                           / s / David Conway
                                         ---------------------------
                                                 David Conway
                                       President and Principal Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

                              TITLE                                         DATE

/ s / David Conway            President                             May 24, 2000
----------------------        Chairman of the Board of Directors
David Conway

/s/ Martin Clare
----------------------        Director                              May 24, 2000
Martin Clare

/s/ Henry A. Schwartz         Director                              May 24, 2000
----------------------
Henry A. Schwartz

                                                                       Exhibit 5

                                                                    June 9, 2000

Waterchef, Inc.
1007 Glen Cove Avenue
Glen Head, New York 11545

Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Waterchef, Inc. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to an aggregate of 793,360 shares of the Common Stock of the Company, par value $.001 per share (the "Shares") to be issued to the individuals named in a Consent of the Company's Board of Directors dated May 31, 2000, copy of which is annexed hereto.

         As special counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                             Cordially,

                                                 Beckman, Millman & Sanders, LLP

                                                       BY: /S/ STEVEN A. SANDERS
                                                           ---------------------
                                                               Steven A. Sanders

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Water Chef, Inc. on Form S-8 of our report dated April 6, 2000, which was included in Water Chef, Inc's. Form 10-KSB for the year ended December 31, 1999

                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                              ----------------------------------
                                              Feldman Sherb Horowitz & Co., P.C.
                                                    Certified Public Accountants

New York, New York
June 13, 2000

                                Water Chef, Inc.
                             A Delaware Corporation
                             Resolutions Adopted By
                          Unanimous Written Consent of
                         Water Chef's Board Of Directors

--------------------------------------------------------------------------------


The undersigned being all the Directors of Water Chef, Inc. (the "Corporation") hereby consent to the following action and adopt the following recitals and resolution effective as of May 31, 2000.

     Whereas the Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to adopt the following resolutions:

     Pursuant to the Consulting agreement by and between Water Chef, Inc. and Civilization Communications, Inc. entered into November 1, 1999, be it Resolved that the Corporation issue 500,000 shares of common stock to the natural persons listed below as full payment in lieu of cash for marketing and general business consulting services performed, and that the shares to be issued be submitted for registration on Form S-8 to be filed with the Securities and Exchange
Commission:

Henry Schwartz      3 certificates: 2 for 83,333 shares and 1 for 83,334 shares.
15 Kalmia Lane
Valley Stream, NY
SS#: ###-##-####

Martin Clare        3 certificates: 2 for 83,333 shares and 1 for 83,334 shares.
74 Meadow Road
Inwood, NY 11096
SS#: ###-##-####

     And be it Further Resolved that 200,000 shares of the Company's common stock be issued, in the amounts enumerated, to the natural persons listed below in full compensation in lieu of cash, for creative, design, marketing communication and advertising services performed for the benefit of the Corporation, and that such shares be submitted for registration on Form S-8 to be filed with the Securities and Exchange Commission:

Rick Bodamer                              2 certificates: each for 25,000 shares
45 Grandview Drive
Blue Point, NY 11715
SS#: ###-##-####

Lou Lopriore                              2 certificates: each for 25,000 shares
95 Gem Lane
Massapequa Park, NY 11762
SS#: ###-##-####

Bill Whelan                               2 certificates: each for 16,667 shares
104 Baldwin Avenue
Point Lookout, NY 11569
SS#: ###-##-####

Ellen Berger                              2 certificates: each for 33,333 shares
c/o  Financial Telecom
33 West Hawthorne Avenue
Valley Stream, NY
SS#: ###-##-####

     And, be it Further Resolved that 30,000 shares be issued to Ron Harmon as compensation in lieu of cash for relocation consulting services, and 16,220 shares and 47,140 shares be issued to Michael Rosenberg and James Mathena respectively for marketing consulting services performed, such shares to be submitted for registration on Form S-8 to be filed with the Securities and Exchange Commission:

Ron Harmon                                          1 certificate: 30,000 shares
c/o  BIG Equipment Co.
4040 1st Street West
Havre, MT 59501

Michael Rosenberg                                   1 certificate: 16,220 shares
35 Strawberry Lane
Roslyn Heights, NY 11577

James Mathena                                       1 certificate: 47,140 shares
5137 East Grandview Road
Scottsdale, AZ 85254
SS#: ###-##-####

The undersigned direct that this consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation.


By: /s/  David A. Conway
         David A. Conway


                                    Page -8-

By: /s/ Martin Clare
        Martin Clare


By: /s/ Richard P. Farkas
        Richard P. Farkas


By: /s/ Henry Schwartz
        Henry Schwartz


By: /s/ Marshal Sterman
        Marshall Sterman

                                    Page -9-